Registration No. 333-82163



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------


                               Amendment No. 1 to

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                            FOCUS ENHANCEMENTS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                       1-11860                04-3186320
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                 File Number)          Identification
                                                                Number)

                               600 Research Drive
                         Wilmington, Massachusetts 01887
                                 (978) 988-5888

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Christopher P. Ricci
                    Senior Vice President and General Counsel
                            FOCUS Enhancements, Inc.
                               600 Research Drive
                         Wilmington, Massachusetts 01887
                                 (978) 988-5888
         (Name, address, including zip code, telephone number, including area code, of agent for service)


                              ---------------------
Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    CALCULATION OF ADDITIONAL REGISTRATION FEE

                                                                                            Proposed         Amount of
 Title of Each Class of Securities to           Amount to                                    Maximum         Registration
            be Registered                     Be Registered            Price to Public    Offering Price      Fee(2)(3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per                 150,000                     $1.08         $ 162,000           $45.04
share(1)

(1)   The Common Stock being registered  consists of (i) 122,796 shares issued to Red & White Enterprises,  Inc., f/k/a PC
      Video  Conversion,  Inc.,  (ii) 100,000 shares  issuable upon exercise of common stock purchase  warrants  issued to
      Silicon Valley Bank ("SVB") in connection with the  restructuring of the Company's debt to SVB; (iii) 100,000 shares issuable upon exercise of common stock  purchase  warrants  issued to Brian Swift of  Securities  Research,  Inc. in connection  with financial  consulting  performed by Securities  Research,  Inc.;  (iv) 50,000 shares  issuable upon exercise of common stock purchase warrants issued to Edward Price of PAGG Corporation  issued in connection with the restructuring  of the  Company's  debt to PAGG  Corporation;  and (v) 150,000  shares of common stock issued to AMRO
      International  S.A. in  connection  with its waiver of a requirement for closing of the second tranche of a previous equity financing arrangement (collectively, the "Selling Shareholders").

(2)   The  registration  fee is calculated  pursuant to Rule 457(c) of the Securities Act of 1933 by taking the average of the bid and asked prices of the registrant's  Common Stock, $.01 par value per share, on August 27, 1999 as reported on the NASDAQ SmallCap Market.

(3)   A filing fee was previously  paid for 372,796 shares of Common Stock in connection  with the original filing of this registration statement.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer and sale is not permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 31, 1999


REOFFER
PROSPECTUS

                            FOCUS ENHANCEMENTS, INC.


                         522,796 Shares of Common Stock


The shareholders of FOCUS Enhancements, Inc. described below are offering and selling up to 522,796 shares of FOCUS common stock under this prospectus.

The selling shareholders obtained their shares of FOCUS stock in five distinct and separate transactions. On July 29, 1998, Red & White Enterprises, Inc. received 122,796 shares in connection with the acquisition of the assets of Red & White Enterprises, Inc., then know as PC Video Conversion, Inc. by FOCUS. On February 22, 1999, the Company issued a common stock purchase warrant to Brian Swift of Securities Research, Inc. for 100,000 shares issuable upon exercise. The warrant was issued in connection with financial consulting performed by Securities Research, Inc. Also, on February 22, 1999, the Company issued a common stock purchase warrant to Edward Price of PAGG Corporation for 50,000 shares issuable upon exercise. The warrant was issued in connection with the restructuring of debt owed to PAGG Corporation. On March 31, 1999, Silicon Valley Bank restructured our debt to Silicon Valley Bank. As part of the restructuring of debt, we issued to Silicon Valley Bank a common stock purchase warrant entitling Silicon Valley Bank to 100,000 shares of common stock issuable upon exercise. The total number of shares that may be sold under this prospectus by the selling shareholders will be subject to the discretion of the selling shareholders. On August 13, 1999, we agreed to issue an additional 150,000 shares of common stock to AMRO International S.A. in return for their waiver of a requirement for closing of the second tranche of a previous equity financing arrangement.


The selling shareholders may offer their FOCUS stock through public transactions executed through one or more broker-dealers at prevailing market prices, carried out through the NASDAQ SmallCap Market or one or more stock exchanges (if the shares are listed on an exchange at any time in the future), or in private transactions directly with purchasers or at privately negotiated prices.


FOCUS  stock is listed on the NASDAQ  SmallCap  Market  with the ticker  symbol:
"FCSE." On August 19, 1999, the closing price of one share of FOCUS common stock on the NASDAQ SmallCap Market was $1.0625.


Our principal executive offices are located at 600 Research Drive, Wilmington, Massachusetts, 01887, and our telephone number is (978) 988-5888.
                             ----------------------

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                             ----------------------


      AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE
                        "RISK FACTORS" AT PAGES 2 and 3.
                             ----------------------


                 The date of this prospectus is August 31, 1999.

                             ----------------------

RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk and should only be purchased by investors who can afford to lose their entire investment. The following factors should be considered carefully in evaluating the Company and our business.

Future Capital Needs. Historically, we have had to meet our short- and long-term cash needs through debt and the sale of common stock in private placements in that cash flow from operations has been insufficient. For example, during 1998, we received $2,827,355 in net proceeds from private offerings of common stock and $7,003,963 from the exercise of common stock options and warrants. Our future capital requirements will depend on many factors, including cash flow from operations, continued progress in our research and development programs, competing technological and market developments, and our ability to market the Company's products successfully. During 1999, we may be required to raise additional funds through equity or debt financing, and there can be no assurance that sufficient funds will be raised. Any equity financing could result in dilution to our then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to us. If adequate funds are not available, we may be required to curtail our activities significantly.

Reliance on Major Customers. For the three months ended March 31, 1999, approximately 40% of our revenues were derived from sales to a major distributor, approximately 6% of our revenues were derived from sales to a major retailer, and approximately 9% of our revenues were derived from sales to a major consumer electronics manufacturer. Management expects that sales to these customers will continue to represent a significant percentage of our future revenues. We do not have long-term contracts requiring any customer to purchase any minimum amount of products. There can be no assurance that we will continue to receive orders of the same magnitude as in the past from existing customers or we will be able to market our current or proposed products to new customers. The loss of any major customer by the Company would have a material adverse effect on our business as a whole.

History of Operating Losses. The Company has experienced limited profitability since its inception and at March 31, 1999, had an accumulated deficit of $35,095,945. We incurred net losses of $12,787,324 and $1,986,079 for the years ended December 31, 1998 and 1997, respectively. We had net income of $102,990 and $364,748 for the first three months of 1999 and 1998, respectively. There can be no assurance that we will be profitable in 1999.

Reliance on Two Vendors. Through the first three months of 1999, approximately 90% of the components for our products were secured and manufactured on a turnkey basis by two vendors. In the event that either vendor were to cease supplying to us, we would experience at least short-term delays in the shipment of our products, while management arranged for production by alternative vendors.

Technological Obsolescence. The computer peripheral markets are characterized by extensive research and development and rapid technological change resulting in short product life cycles. Development by others of new or improved products, processes or technologies may make our products or proposed products obsolete or less competitive. We will be required to devote substantial efforts and financial resources to enhance our existing products and to develop new products. There can be no assurance that we will succeed with these efforts.

Competition. The computer peripheral markets are extremely competitive. We currently compete with other developers of video conversion products and with video-graphic integrated circuit developers. Many of our competitors have greater market recognition and greater financial, technical, marketing and human resources than we have. Although we are not currently aware of any announcements by our competitors that would have a material impact on us or our operations, there can be no assurance that we will be able to compete successfully against existing companies or new entrants to the marketplace.

Channel Acceptance. Sales of our products through the Office Super Store is a sales channel with which we have had limited success. We have limited our use of this channel to the best performing stores and are making substantial investments in marketing and inventory to supply this channel. However, this is an unproven channel and there can be no assurance that we will be able to compete successfully in this channel.

Component Supply Problems. We purchase all of our parts from outside suppliers and from time to time experience delays in obtaining some components or peripheral devices. We attempt to reduce the risk of supply interruption by evaluating and obtaining alternative sources for various components or peripheral devices. However, there can be no assurance that supply shortages will not occur in the future which could significantly increase the cost, or delay shipment of, our products, which in turn could adversely affect our results of operations.

Protection of Proprietary Information. Although we have filed six patent applications and expect to file two additional patent applications in 1999 with respect to our PC-to-TV video-graphics products, we currently only have one patent issued. We treat our technical data as confidential and rely on internal non-disclosure safeguards, including confidentiality agreements with employees, and on laws protecting trade secrets to protect our proprietary information. There can be no assurance that these measures will adequately protect the confidentiality of our proprietary information or that others will not independently develop products or technology that are equivalent or superior to those of the Company. While it may be necessary or desirable in the future to obtain licenses relating to one or more of our products or relating to current or future technologies, there can be no assurance that we will be able to do so on commercially reasonable terms.


THE COMPANY

FOCUS Enhancements, Inc. (which we refer to as "FOCUS" or the "Company" in this prospectus) is an industry leader in the development and marketing of advanced, proprietary multimedia video scan conversion products for the rapidly converging, multi-billion dollar computer and television industries. FOCUS' products, which are sold globally through Original Equipment Manufacturers
(OEMs) and resellers, merge computer generated graphics and television displays for presentations, training, education, video teleconferencing, internet viewing and home gaming markets. In addition, the Company is working to develop a family of products that will enable the current installed base of televisions, VCRs, and camcorders to remain functional in upcoming HDTV environments. It is FOCUS' objective to design, develop, and deliver quality video conversion products to the global marketplace.

USE OF PROCEEDS

The warrants entitle the selling shareholders to purchase up to an aggregate of 250,000 shares of Focus common stock. In the case of the warrant issued to Silicon Valley Bank, the conversion price is $1.70 per share which must be converted on or before March 26, 2004. In the case of the warrants issued to Brian Swift and Edward Price, the conversion price is $1.06 per share which must be converted on or before February 22, 2004. FOCUS will receive the proceeds of any exercise of the warrants. However, all net proceeds from the sale of the FOCUS shares being offered under this prospectus will go to the selling shareholders. Accordingly, we will not receive any proceeds from sales of these shares. The expenses of registration of the shares being offered under this prospectus will be paid by the Company.

SELLING SHAREHOLDERS

Under a Registration Rights Agreement dated as of July 29, 1998 between FOCUS and a certain selling shareholder, we agreed to register the shares issued to that selling shareholder and to use our best efforts to keep the registration statement effective for 12 months, or until all of the registered shares are sold under the registration statement, whichever comes first. Each of the remaining selling shareholders received so-called "piggy-back" registration rights entitling them to have their shares registered the next time a registration statement is filed. Our registration of the FOCUS shares being offered under this prospectus does not necessarily mean that the selling shareholders will sell all or any of the shares.

The selling shareholders are composed of the following:

o Red & White Enterprises, Inc. (formerly known as PC Video Conversion, Inc.) which received 122,796 shares of common stock in connection with our purchase of substantially all of its assets.
o Silicon Valley Bank that received a warrant to purchase 100,000 shares of common stock in connection with its agreeing to restructuring of the debt owed to it by the Company.
o Brian Swift of Securities Research, Inc., who received a warrant to purchase 100,000 shares of common stock in connection with his firm's providing financial services to the Company.
o Edward Price of PAGG Corporation, who received a warrant to purchase 50,000 shares of common stock in connection with the restructuring of debt owed by the Company to PAGG Corporation.

o AMRO International S.A., which received 150,000 shares of common stock as compensation for its waiver of a requirement for closing of the second tranche of a previous equity financing arrangement.


One or more of the selling shareholders identified above may choose to donate or transfer as gifts some or all of the shares that may otherwise be sold directly by the selling shareholder or the selling shareholder may choose to transfer some or all of these shares for no value to one or more affiliated persons. If any of the shares are so transferred by any of the selling shareholders listed above, then the persons who receive the shares would constitute additional selling shareholders under this prospectus.

PLAN OF DISTRIBUTION

The selling shareholders may offer their shares at various times in one or more of the following transactions:

o   on the NASDAQ SmallCap Market

o on any United States securities exchange where our common stock may be listed in the future

o   in the overthecounter market

o   in privately negotiated transactions directly with purchasers

o   in a combination of any of the above transactions

The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

The selling shareholders may also pledge shares to broker-dealers or other financial institutions, and, upon a default relative to any selling shareholder who has so pledged any such shares, the broker-dealer or other financial institution holding the pledged shares may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, brokers, dealers or agents engaged by any selling shareholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated prior to the sale. Any such selling shareholder and such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. One or more of the selling shareholders may indemnify broker-dealers that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

FOCUS has advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, FOCUS will make copies of this prospectus available to the selling shareholders and has informed each of them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, and discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1800SEC0330 for further information on the public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as amended;

2.  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

3.  the definitive  Proxy  Statement  filed with the Commission on June 25, 1999
    provided  to   stockholders   in  connection  with  the  Annual  Meeting  of
    Stockholders held on July 26, 1999; and

4. the description of the Company's Common Stock contained in the Registration Statement on Form SB-2 File No. 33-60248-B filed with the Commission on March 29, 1993, as amended.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         FOCUS Enhancements, Inc.
         600 Research Drive
         Wilmington, Massachusetts   01887
         Attention:  Christopher P. Ricci
          (978) 988-5888


This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

LEGAL MATTERS

The validity of the shares of Common Stock offered under this prospectus was passed upon for us by Christopher P. Ricci, Esq., Senior Vice President and General Counsel of the Company.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference to our Annual Report on Form 10KSB for the year ended December 31, 1998, as amended, have been so incorporated in reliance on the report of Wolf & Company, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

The Company does not provide forecasts of the future financial performance of the Company. However, this prospectus and the documents incorporated by reference into this prospectus may contain "forward looking" information that involves risks and uncertainties. In particular, statements contained in this prospectus or any of the documents incorporated by reference into this prospectus which are not historical facts (including, for example, statements concerning international revenues, anticipated operating expense levels and such expense levels relative to the Company's total revenues) constitute forward looking statements. In addition, any of the words "believes," "expects," "anticipates" or similar expressions indicate forward-looking statements. The Company's actual results of operations and financial condition have varied and may in the future vary significantly from those stated in any forward-looking statements. Factors that may cause such differences include, for example: the availability of capital to fund the Company's future cash needs; reliance on major customers; history of operating losses; reliance on a limited number of vendors for the manufacturing of the Company's products; technological obsolescence; competition; component supply problems; protection of proprietary information; accuracy of the Company's internal estimates of revenue and operating expense levels; and the Company's ability to achieve Year 2000 compliance in a timely manner.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

The Delaware General Corporation Law and the Company's certificate of incorporation and by-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling shareholders are not making an offer of the common stock in any state where the offer is not permitted.





                     TABLE OF CONTENTS

                                                      Page
Risk Factors                                            2
The Company                                             3
Use of Proceeds                                         3
Selling Shareholders                                    3
Plan of Distribution                                    4
Where You Can Find More Information                     5
Legal Matters                                           6
Experts                                                 6
Cautionary Statement Concerning
  Forward Looking Statements                            6
Disclosure Statement                                    7

                                      FOCUS
                               ENHANCEMENTS, INC.



                                522,796 Shares of
                                  Common Stock






                               __________________

                                   PROSPECTUS
                               __________________





                                 AUGUST 31, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration
Statement:



Registration Fee Under Securities Act                   $   154.36
Blue Sky Fees and Expenses                                2,000.00
Legal Fees and Expenses                                   5,000.00
Accounting Fees and Expenses                              2,000.00
Printing and Mailing Costs                                1,000.00
Miscellaneous Fees and Expenses                           2,000.00
                                                        ----------
      Total Expenses                                    $12,154.36
                                                        ==========



Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving as such with respect to another corporation or other entity at the request of such corporation.

The Delaware General Corporation Law and the Company's certificate of incorporation and by-laws provide for indemnification of the Company's directors and officer for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's Second Restated Certificate of
Incorporation,   as  amended,   and  Restated  By-laws  incorporated  herein  by
reference.

The Company has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 16. Exhibits

The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

     Exhibit No.          Description
     -----------          -----------

         2.1 Purchase & Sales Agreement for the acquisition of PC Video Conversion, Inc. (1).
         3.1 Second Restated Certificate of Incorporation, as amended, incorporated by reference to Exhibit No. 3.1 of the Company's Registration Statement on Form SB-2 [Reg. No. 33-60248-B] and as an exhibit to the Company's Form 10-QSB dated November 13, 1995.
         3.2      Restated By-laws of the Company (2).
         4.1      Specimen certificate for Common Stock of the Company (2).
         4.2 Registration Rights Agreement dated as of July 29, 1998 between the Company and PC Video Conversion, Inc. (1).

         4.3      Form of Common Stock  Purchase  Warrant  issued to Brian Swift and Edward Price (3).
         4.4      Common Stock  Purchase  Warrant  issued to Silicon Valley Bank
                  (3).
         5        Opinion of Christopher P. Ricci, Esq.*

         23.1     Consent  of  Wolf  &   Company,   P.C.,   independent   public
                  accountants (4).

         23.2     Consent of Christopher P. Ricci, Esq. (included in Exhibit 5).
         24 Power of Attorney (contained in signature page to this registration statement).
         (1) Filed as an exhibit to the Company's Form 10-QSB dated August 14, 1998 and incorporated herein by reference.
         (2) Filed as an exhibit to the Company's Registration Statement on Form SB-2, No. 33-60248-B, and incorporated herein by reference.
         (3) Filed as an exhibit to the company's Form 10-QSB dated May 17, 1999 and incorporated herein by reference.

         (4) Filed as an exhibit to this registration statement, as initially filed on July 2, 1999, and incorporated herein by reference.


Item 17. Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the
                        aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or
                Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on August 31, 1999.


                                        FOCUS ENHANCEMENTS, INC.


                                         By: /s/ Thomas L. Massie
                                             Thomas L. Massie
                                             Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Form S-3 relating to Common Stock of the Registrant has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                            Date
---------                          -----                            ----



/s/ Thomas L. Massie         President, CEO &                   August 31, 1999
Thomas L. Massie             Chairman of the Board


/s/ Gary M. Cebula           Vice President of Finance &        August 31, 1999
Gary M. Cebula               Administration (Principal
                             Accounting Officer)


             *                  Director                        August 31, 1999
----------------------------
John C. Cavalier


             *                  Director                        August 31, 1999
----------------------------
William B. Coldrick


             *                  Director                        August 31, 1999
----------------------------
Timothy E. Mahoney


             *                  Director                        August 31, 1999
----------------------------
Robert C. Eimers


             *                  Director                        August 31, 1999
----------------------------
William Dambrackas



* By Christopher P. Ricci, as attorney in fact


/s/ Christopher P. Ricci
Christopher P. Ricci